Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Republic First Bancorp, Inc.

Philadelphia, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S8 (No. 333-57578) of Republic First Bancorp, Inc. (the “Company”) of our reports dated March 15, 2013, relating to the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting, which appear in this Form 10-K.

Lancaster, Pennsylvania
March 15, 2013